UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113 Las Vegas,	NV 89118
(Address of principal executive offices)	(zip code)

(702) 527-2060

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020 the Digipath, Inc. (the “Company”) entered into a Separation and Release Agreement with Kyle Remenda (the “Separation Agreement”), pursuant to which Mr. Remenda resigned from all of his positions with the Company and its subsidiaries, including his position as Chief Executive Officer of the Company.

Both the Company and Mr. Remenda concluded that the impact of the global COVID-19 pandemic, including the impact on Mr. Remenda’s ability, as a Canadian citizen, to freely travel to further the Company business, have made it impracticable for Mr. Remenda to continue to lead the Company.

Pursuant to the Separation Agreement, the Company will (i) deliver to Mr. Remenda a certificate for the 2,925,000 shares of the Company’s Common Stock the Company had previously agreed to issue to Mr. Remenda under the Stock Purchase Agreement, dated as of March 9, 2020, among the Company, VSSL Enterprises Ltd., and the stockholders of VSSL, and (ii) pay Mr. Remenda the aggregate amount of $87,136.42 (representing Mr. Remenda’s unpaid salary through September 25, 2020), in 12 equal monthly installments.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the actual terms of the Separation Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Separation and Release Agreement between Digipath, Inc. and Kyle Remenda, dated July 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: July 6, 2020

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer